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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-122153
333-103812

PROSPECTUS SUPPLEMENT

To Prospectus dated January 27, 2005
$200,000,000
Idaho Power Company
First Mortgage Bonds,
Secured Medium-Term Notes, Series F

This prospectus supplement may be used to offer and sell the notes only if accompanied by the accompanying prospectus.

Idaho Power Company may use this prospectus supplement to offer from time to time its first mortgage bonds, secured medium-term notes, series F.

Terms of Sale

The following terms may apply to the notes which we may sell at one or more times. We will include final terms for each note you purchase in a pricing supplement.

•
Mature 9 months to 30 years from date of issue
•
Fixed interest rate
•
Interest payable on March 1 and September 1
•
Held in book-entry form by The Depository Trust Company
•
Settlement in immediately available funds
•
May be subject to mandatory redemption or redemption at our option
•
Minimum denominations of $1,000 increased in multiples of $1,000

You should review carefully the risk factors that we have disclosed in our public filings under the Securities Exchange Act of 1934, as amended, before purchasing the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell the notes directly or indirectly through one or more agents or dealers, including the agents listed below. The agents are not required to sell any specified number or amount of notes. The agents will use their reasonable best efforts to sell the notes offered.

We will receive between $198,500,000 and $199,750,000 of the proceeds from the sale of the notes, after paying the agents' commissions of between $250,000 and $1,500,000.

Banc of America Securities LLC
BNY Capital Markets, Inc.
JPMorgan
KeyBanc Capital Markets
Piper Jaffray & Co.
RBC Capital Markets
Wachovia Securities
Wells Fargo Securities

        Prospectus Supplement dated May 9, 2005

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate as of any date other than the date on the front cover of each document. We are not making an offer of these notes in any state where the offer is not permitted.

DESCRIPTION OF THE NOTES

General

        You should read the following information, which summarizes certain terms of the notes, in conjunction with the statements under "Description of the First Mortgage Bonds" in the accompanying prospectus. We are issuing these notes as part of a series of first mortgage bonds under our Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, as amended and supplemented. Please also refer to the indenture, which was filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

        The indenture limits the aggregate principal amount of first mortgage bonds at any one time outstanding to $1.1 billion. We may amend the indenture and increase this amount without consent of the holders of first mortgage bonds.

        We are offering the notes on a continuing basis. For each note we offer and sell, we will prepare a pricing supplement to this prospectus supplement and the accompanying prospectus. The pricing supplement will include the specific terms of the note to which it relates and may include modifications of or additions to the more general terms described in this prospectus supplement and the accompanying prospectus.

        The pricing supplement relating to a note will contain the following important information:

  •
  purchase price of the notes, which may be a percentage of the aggregate principal amount
  •
  issue date
  •
  maturity date
  •
  interest rate
  •
  interest accrual date
  •
  redemption provisions, if any
  •
  other material terms not inconsistent with the indenture

        The following information applies to the notes that we are offering, unless we specify otherwise in the pricing supplement.

        Except as we discuss below, we will issue each note in book-entry form and not certificated form. The depositary for book-entry notes will initially be The Depository Trust Company.

        You can buy the notes in denominations of $1,000 or any larger amount equally divisible by $1,000. The notes will mature from nine months to 30 years from the date of issue.

        Unless we specify otherwise in a pricing supplement and make additional related disclosure, we will not offer the notes to United States alien holders. You are a United States alien holder if you are, for United States federal income tax purposes:

  •
  a nonresident alien individual

  •
  a foreign corporation
  •
  a foreign partnership or
  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

Interest and Payment on the Notes

        Each note will bear interest at a fixed rate stated on the face of the note. Interest will be computed on the basis of a 360-day year of twelve 30-day months. We will make interest payments to noteholders on March 1 and September 1 of each year or on the interest payment dates specified in the pricing supplement, and at maturity or upon earlier redemption.

        If any interest payment date, redemption date or maturity date does not fall upon a business day, we will make the payment on the next business day. A business day is any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law to close. If we pay or provide for payment on the next business day, no interest will accrue on those amounts for the period from and after the interest payment date, redemption date or maturity date, as the case may be, to the next business day.

        We will make payments of principal, premium, if any, and interest in respect of the notes in immediately available funds. We will make payments on book-entry notes to Cede & Co., the partnership nominee of The Depository Trust Company.

        The record date for the March 1 payment will be February 15, and the record date for the September 1 payment will be August 15. If we change the interest payment dates, we will indicate in the pricing supplement the new record dates. In order to receive interest payments on a note, you must hold the note on the applicable record date, whether or not the record date is a business day. We will begin paying interest on the first interest payment date after the notes have been issued, provided that the notes are issued before the applicable record date.

Redemption of the Notes

        The notes may be subject to redemption, either mandatory or at our option, before they mature. The pricing supplement will indicate whether or not a note is subject to redemption and the terms of redemption, if any. If we decide to redeem the notes, you will receive at least 30 days' notice.

Book-Entry System

        We will issue each note in book-entry form, and the following provisions will apply to all book-entry notes:

        The Depository Trust Company (DTC), New York, NY, will act as securities depositary for the notes.

        We will issue the notes as fully-registered securities registered in the name of Cede & Co. or such other name as DTC may request. We will issue one fully-registered security for each issue of the notes, each in the aggregate principal amount of the issue, and we will deposit the certificate with the corporate trustee to hold as agent for DTC. We and the trustee will treat Cede & Co. as the absolute owner of the notes for all purposes.

        Only direct participants may make purchases of notes under DTC's system. Upon a participant's purchase, DTC will enter a credit for the notes in its records under such participant's account. The ownership interest of each actual purchaser, the beneficial owner, is in turn recorded on the participant's records. Beneficial owners will not receive written confirmation from DTC of their purchase, but the participant through which the beneficial owner entered into the transaction is expected to send the beneficial owners written confirmation providing details of the transaction, as well as periodic statements of their holdings. Each participant will record transfers of ownership interests in the notes by making an entry on the participant's books. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as DTC may request. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

        We will send redemption notices to DTC. If we are redeeming less than all of the notes, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC will mail an omnibus proxy as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, identified in a listing attached to the omnibus proxy.

        The paying agent will make principal and interest payments on the notes to Cede & Co. or such other nominee as DTC may request. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detailed information from us or our agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices as is the case with securities held for the accounts of customers in bearer form or registered in street name. Payment by participants to beneficial owners is the responsibility of the participants and not DTC, any agents or us, subject to any statutory or regulatory requirements in effect. Payment of principal and interest to Cede & Co. is our responsibility or the responsibility of our paying agents. Disbursement of these payments to direct participants is the responsibility of DTC, and disbursement of these payments to the beneficial owners is the responsibility of participants.

        DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us or to our agent. In the event that this occurs and a successor securities depositary is not appointed, we will print and deliver certificated notes in exchange for the notes represented by the global securities held by DTC.

        We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depositary. In that event, we will print and deliver certificated notes in exchange for the notes represented by the global securities held by DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. A number of DTC's direct participants, The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. own DTC. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

        Neither we, the trustee, any paying agent, nor the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Tax Defeasance

        Under current United States federal income tax law, defeasance under the indenture should be treated as a taxable exchange of the notes to be defeased for an interest in the defeasance trust. Accordingly, you would recognize gain or loss equal to the difference between your cost or other tax basis of the notes and the fair market value of your interest in the defeasance trust. You would thereafter be required to include in income your share of the income, gain or loss of the defeasance trust, which could be a different amount and includible in income at different times than would be the case in the absence of defeasance under the indenture. You should consult your own tax advisors as to the specific potential consequences to you of defeasance under the indenture.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        We are offering the notes on a continuing basis through the agents listed on the cover, each of which has agreed to use to its reasonable best efforts to solicit purchases of the notes.

        We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. We will pay the agents a commission on any notes sold through the agents. The commission will range from 0.125% to 0.750% of the principal amount of the notes depending on the maturity of the notes.

        We may also sell notes to the agents who will purchase the notes as principals for their own accounts. Any such sale will be made at a discount to be agreed upon at the time of sale. Any notes the agents purchase as principal may be resold at the market price or at other prices determined by the agents at the time of resale.

        The agents may resell any notes they purchase to other brokers or dealers at a discount which may include all or part of the discount the agents received from us. The agents will purchase the notes at a price equal to 100% of the principal amount less a discount. Unless otherwise stated, the discount will equal the applicable commission on an agency sale of notes of the same maturity.

        We may sell notes directly to investors on our own behalf in those jurisdictions where we are authorized to do so. We will not pay any commissions on sales made directly by us.

        We may sell notes through agents other than the agents listed on the cover subject to certain conditions described in the selling agency agreement that we have entered into with the agents listed on the cover. The commission applicable to agency sales through any other agents will be the same as that applicable to agency sales through the agents listed on the cover.

        The agents, whether acting as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify each agent against certain liabilities, including liabilities under the Securities Act or to contribute to payments made in respect of such liabilities. We have also agreed to reimburse the agents for certain of the agents' expenses, including the reasonable fees and expenses of their counsel.

        The agents may sell to dealers who may resell to investors and the agents may pay all or part of the discount or commission they receive from us to the dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any discounts or commissions that an agent receives in purchasing a note as principal and reselling such note, and any profit on the resale of such note by the agent, may be deemed to be underwriters' discounts or commissions under the Securities Act of 1933.

        Payment of the purchase price of the notes must be made in immediately available funds.

        In addition to offering the notes through the agents described in this prospectus supplement, we may sell other debt securities and preferred stock. Under certain circumstances, the sale of other debt securities or preferred stock may reduce the maximum aggregate amount of notes that we offer by this prospectus supplement.

        The notes are a new issue of securities with no established trading market and will not be listed on a securities exchange. The agents have advised us that they intend to establish a trading market for the notes. However, the agents are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the agents may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the agents of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The agents also may impose a penalty bid. This occurs when a particular agent repays to agents a portion of the underwriting discount received by it because the agents have repurchased notes sold by or for the account of such agent in stabilizing or short covering transactions.

        These activities by the agents may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $300,000.

        Each agent and its affiliates may from time to time engage in transactions with, and perform investment banking, general banking and other financial services for, us and our affiliates in the ordinary course of business.

        We may distribute this prospectus supplement and any applicable pricing supplement both by mail, in printed form, and electronically, in portable document format. The prospectus supplement, the accompanying prospectus and any applicable pricing supplement may be made available in electronic format on the websites maintained by one or more of the agents. Other than the prospectus supplement, the accompanying prospectus and any applicable pricing supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by an agent is not part of this prospectus supplement, the accompanying prospectus and any applicable pricing supplement.

PROSPECTUS

$300,000,000
IDAHO POWER COMPANY
First Mortgage Bonds
Debt Securities

        We may offer from time to time, in one or more series:

  •
  our first mortgage bonds and

  •
  our unsecured debt securities.

        We may offer these securities in any combination in one or more offerings up to a total amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        We may offer these securities directly or through underwriters, agents or dealers, as described in the "Plan of Distribution." The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.

        Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

        Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the "Company," "we," "us" and "our" or similar terms are to Idaho Power Company.

        Please review the risk factors that we disclose in our public filings under the Securities Exchange Act of 1934, as amended.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

January 27, 2005

ABOUT IDAHO POWER COMPANY

        We are an electric public utility incorporated under the laws of the State of Idaho in 1989 as successor to a Maine corporation organized in 1915. In 1998, we reorganized into a holding company structure and became the principal subsidiary of IDACORP, Inc. IDACORP owns all of our outstanding common stock.

        We are engaged in the generation, purchase, transmission, distribution and sale of electric energy in a 20,000 square mile area, primarily in southern Idaho and eastern Oregon, with an estimated population of 883,000. We hold franchises in 71 cities in Idaho and nine cities in Oregon and hold certificates from the respective public utility regulatory authorities to serve all or a portion of 25 counties in Idaho and three counties in Oregon. We own and operate 17 hydroelectric power plants and one natural gas-fired generating plant and share ownership in three coal-fired generating plants. As of September 30, 2004, we supplied electric energy to approximately 436,000 general business customers. We rely heavily on hydroelectric power for our generating needs and are one of the nation's few investor-owned utilities with a predominantly hydro base.

RATIOS OF EARNINGS TO FIXED CHARGES

	Twelve Months Ended December 31,					Twelve Months Ended September 30, 2004
	1999	2000	2001	2002	2003
Ratio of Earnings to Fixed Charges	2.89	3.13	1.72	2.36	1.99	2.74
Supplemental Ratio of Earnings to Fixed Charges(1)	2.82	3.04	1.70	2.33	1.97	2.70

(1)
Includes interest on the guaranty of the American Falls Reservoir District bonds and Milner Dam, Inc. notes.

FORWARD-LOOKING INFORMATION

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby filing cautionary statements. These cautionary statements should be read with the cautionary statements and risk factors included in our annual and quarterly reports and in any other reports that we file pursuant to the Securities Exchange Act of 1934, as amended, which we incorporate by reference in this prospectus. These cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made by us or incorporated by reference in this prospectus or any prospectus supplement. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical facts and may be forward-looking. These statements often, but not always, use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "will likely result," "will continue" or similar expressions. Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors. These factors are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

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  changes in governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission and the Oregon Public Utility Commission, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, relicensing of hydroelectric projects, recovery of purchased power, recovery of other capital investments, present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings

  •
  litigation and regulatory proceedings resulting from the energy situation in the western United States

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  economic, geographic and political factors and risks

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  changes in and compliance with environmental, endangered species and safety laws and policies

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  weather variations affecting hydroelectric generating conditions and customer energy usage

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  construction of power generating facilities including inability to obtain required governmental permits and approvals, and risks related to contracting, construction and start-up

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  operation of our power generating facilities including breakdown or failure of equipment, performance below expected levels, competition, fuel supply and transmission

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  system conditions and operating costs

  •
  population growth rates and demographic patterns

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  pricing and transportation of commodities

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  market demand and prices for energy, including structural market changes

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  changes in capacity, fuel availability and prices

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  changes in tax rates or policies, interest rates or rates of inflation

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  performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to our pension plans, as well as the reported costs of providing pension and other postretirement benefits

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  adoption of or changes in critical accounting policies or estimates

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  exposure to operational, market and credit risk

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  changes in our operating expenses and capital expenditures

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  capital market conditions

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  rating actions by Moody's Investors Service, Standard & Poor's Ratings Services and Fitch, Inc.

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  competition for new energy development opportunities

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  results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions

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  homeland security, natural disasters, acts of war or terrorism

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  fluctuations in sources and uses of cash

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  impacts from the potential formation of a regional transmission organization

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  increasing health care costs and the resulting effect on health insurance premiums paid for employees

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  increasing costs of insurance, changes in coverage terms and the ability to obtain insurance

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  over appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at our hydroelectric facilities

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  legal and administrative proceedings, whether civil or criminal, and settlements that influence business and profitability and

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  new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.

        Any forward-looking statement speaks only as of the date on which we make the statement. New factors emerge from time to time; we cannot predict all factors or assess the impact of any emerging factors on our business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

        We will issue the first mortgage bonds offered in this prospectus under our Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937. Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, is the corporate trustee, and Stanley Burg serves as individual trustee. We have amended and supplemented this indenture in the past and will supplement it again by one or more supplemental indentures relating to these first mortgage bonds.

        This section briefly summarizes the material provisions of the indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete. The indenture is on file with the Securities and Exchange Commission, and we incorporate it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definitions of some terms used in this summary.

        We issue bonds in series. Each series of bonds may have different terms. We will include all of the following information about a specific series of bonds in the prospectus supplement relating to those bonds:

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  the designation and series of the bonds

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  the aggregate principal amount of the bonds

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  the offering price of the bonds

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  the date or dates on which the bonds will mature

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  the interest rate or rates for the bonds, or how we will determine the interest rate or rates

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  the dates on which we will pay the interest on the bonds

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  the denominations in which we may issue the bonds

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  the terms pursuant to which we may redeem the bonds, if any

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  whether we will issue all or a portion of the bonds in global form and

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  any other terms or provisions relating to the bonds that are not inconsistent with the provisions of the indenture.

        Form and Exchange.    Unless we state otherwise in the prospectus supplement:

  •
  we will issue the bonds in fully registered form without coupons

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  a holder of bonds may exchange bonds, without charge, for an equal aggregate principal amount of bonds of the same series, having the same issue date and with identical terms and provisions and

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  a holder of bonds may transfer bonds, without charge, other than applicable stamp taxes or other governmental charges.

        We may issue all or some of the bonds in book-entry form, which means that global notes, not certificates, will represent the bonds. If we issue global notes representing any bonds, then a depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests.

        We will describe any additional requirements as to the form and method of exchange of bonds in the prospectus supplement.

        Interest and Payment.    We will pay principal, premium, if any, and interest in U.S. dollars at Deutsche Bank Trust Company Americas in New York City, and, at our option, at our office in Boise, Idaho.

Indenture, Section 35

        Maintenance Requirements.    We will file a certificate with the corporate trustee within 90 days after the close of each calendar year stating that:

  •
  we have made the necessary expenditures to maintain our property in good condition as an operating system or

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  we will designate an additional amount that should be spent for this purpose.

If we designate an additional amount, we must deliver to the corporate trustee, within 30 days, cash equal to that amount less the following deductions:

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  expenditures made after the close of the year to maintain the property and

  •
  any allowances for waiver of our right to issue additional bonds under the indenture.

Indenture, Section 38

        We may withdraw this cash for reimbursement for later expenditures on:

  •
  property maintenance, repairs, renewals and replacements

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  waiver of our right to issue additional bonds under the indenture or

  •
  the purchase or redemption of bonds of any series, unless a supplemental indenture provides otherwise for a particular series of bonds.

We must spend or appropriate 15% of our annual gross operating revenues for maintenance, retirement or amortization of our properties. We may, however, anticipate or make up these expenditures or appropriations within the five years that immediately follow or precede a particular year. Indenture, Section 38; Second Supplemental, Section 15

        Improvement or Sinking Fund.    There is no sinking or improvement fund requirement.

        Security.    The indenture secures all bonds issued under the indenture equally and ratably, without preference, priority or distinction. We may issue additional first mortgage bonds in the future, and those first mortgage bonds will also be secured by the indenture. In the opinion of our general counsel, the lien of the indenture constitutes a first mortgage on all the properties that we own, except as discussed below, subject only to liens for taxes and assessments that are not delinquent and minor excepted encumbrances. Certain of our properties are subject to easements, leases, contracts, covenants, compensation awards and similar encumbrances and minor defects and clouds common to properties. In the opinion of our general counsel, none of these interferes with our operations.

        The indenture does not create a lien on the following excepted property:

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  revenues or profits, or notes or accounts receivable, contracts or choses in action, except as permitted by law during a completed default

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  securities or cash, except when pledged or

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  merchandise or equipment manufactured or acquired for resale.

        The indenture creates a lien on our interest in property that we subsequently acquire other than excepted property, subject to limitations in the case of consolidation, merger or sale of substantially all our assets. Indenture, Section 87 We have covenanted to execute and deliver instruments that are necessary to carry out the purposes of the indenture and to create a lien on after-acquired property that the indenture covers. Granting Clauses

        The indenture does not contain any covenants or other provisions to provide holders of the first mortgage bonds special protection in the event of a highly leveraged transaction.

        Issuance of Additional Bonds.    The indenture limits the aggregate principal amount of bonds at any one time outstanding to $1.1 billion. We may amend the indenture and increase this amount without consent of the holders of first mortgage bonds. Indenture, Sections 22 and 121; Thirty-eighth Supplemental, Article IV The indenture contains some restrictions on increasing the amount of prior lien bonds. Indenture, Section 46

        We may issue additional bonds that rank equally with the bonds in principal amount equal to:

  •
  60% of the cost or fair value, whichever is less, of property additions made after December 31, 1943, less the amount of prior lien bonds thereon Indenture, Article V, Second Supplemental, Section 13

  •
  the principal amount of first mortgage bonds or prior lien bonds referred to above, retired or then to be retired Indenture, Articles V and VI or

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  the amount of cash that we deposit with the corporate trustee for the purpose, which we may withdraw on the same basis as bonds may be issued Indenture, Article VII.

        We may not issue bonds as provided above, with certain exceptions, unless we meet a net earnings requirement. Generally, the indenture requires that our net earnings must be at least twice the annual interest requirements on all outstanding debt of equal or prior rank, including the bonds that we propose to issue. Under certain circumstances, the net earnings test does not apply, including the issuance of refunding bonds to retire outstanding bonds which mature in less than two years or which are of an equal or higher interest rate, or prior lien bonds.

        We calculate net earnings before deduction of:

  •
  property retirement expenses, depreciation or depletion

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  interest expense on indebtedness

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  amortization of debt discount and expense and

  •
  any taxes measured by or dependent on net income.

We may include only a limited amount of revenue from property not subject to the lien of the indenture in net earnings. Indenture, Sections 7, 27 and Article VI

        Property additions consist of electric or gas property, or property used in connection therewith. Property additions exclude securities, contracts or choses in action, merchandise and equipment for consumption or resale, materials and supplies, property used principally for production or gathering of natural gas, or any power sites and uncompleted works under Idaho state permits. In determining net property additions, we deduct all retired funded property from gross property additions except to the extent of certain credits respecting released funded property. Indenture, Section 4 The indenture restricts issuance of bonds and taking other credits under the indenture based on property additions subject to prior liens to no more than 15% of all bonds outstanding. However, the prior liens must not exceed 50% of the cost or fair value, whichever is less, of these property additions. Indenture, Section 26

        As of September 30, 2004, we could issue under the indenture approximately $677 million of additional first mortgage bonds based on unfunded property additions and $392 million of additional first mortgage bonds based on retired first mortgage bonds.

        We estimate that at September 30, 2004, unfunded property additions were approximately $1.1 billion.

        Release of Properties.    Generally, we may release property from the lien of the indenture by doing the following:

  •
  depositing cash with the corporate trustee

  •
  substituting property additions or

  •
  waiving our right to issue additional bonds on the basis of retired bond credits, without application of the net earnings test.

Indenture, Section 59

        Actions Without Trustees' Release or Consent.    Unless we are in default in the payment of interest on any outstanding bonds or one or more of the completed defaults described under the caption "Events of Default" below have occurred and are continuing, we may, without the trustees' release or consent, and without providing a report to the trustees or depositing with them the consideration we receive:

  •
  sell or otherwise dispose of any machinery, equipment, tools, implements or other property, which has become old, inadequate, obsolete, worn out, unfit or unadapted for use in our operations, after we replace that property with other property which has at least equal value and is subject to no additional liens

  •
  cancel or make changes or alterations in or substitutions of any contracts, leases or rights of way grants or

  •
  surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit under which we may be operating, if, in the opinion of our board of directors, stated in a resolution filed with the corporate trustee, the surrender or modification is desirable in the conduct of our business and does not impair the security of outstanding bonds.

Indenture, Section 58

        Amendment of the Indenture.    Generally we may modify or amend the indenture with the consent of the holders of 60% in principal amount of all outstanding first mortgage bonds. However, when an amendment does not affect all series of first mortgage bonds, holders of 60% of the principal amount of all outstanding first mortgage bonds of each series affected must also consent to the amendment.

        Unless each bondholder consents, we cannot make the following modifications:

  •
  impair the right of any bondholder to receive payment on its bond when due or to sue for any overdue payment

  •
  create any lien equal or prior to the lien of the indenture

  •
  deprive any bondholder of a lien upon the mortgaged and pledged property or

  •
  reduce the bondholder vote necessary to amend the indenture.

Indenture, Sections 113, 121; Twenty-third Supplemental, Section 9; Thirty-sixth Supplemental, Section 9

        Events of Default.    The following are defaults, sometimes called completed defaults, under the indenture:

  •
  failure to pay the principal of any bond when due and payable whether at maturity or otherwise

  •
  failure to pay interest on any bond for 60 days

  •
  failure to pay principal of or interest on any outstanding prior lien bond beyond the grace period, if any, in the prior lien bond

  •
  failure to observe a covenant not to, without the corporate trustee's written approval,

  •
  go into voluntary bankruptcy or insolvency, apply for or consent to the appointment of a receiver or trustee for us or our property in any judicial proceedings or make any general assignment for the benefit of creditors or

  •
  suffer to be made and remain unvacated for a period of 90 days any order for the appointment of a receiver or trustee for us or our property in any proceeding instituted by a creditor, or any final order appointing such a receiver or trustee in any other proceeding or any order adjudicating us to be bankrupt or insolvent or

  •
  failure to perform other covenants, agreements or conditions contained in the indenture for 90 days after the corporate trustee gives us notice.

Indenture, Section 65

        Discharge.    The indenture will be cancelled and discharged when all indebtedness secured by the indenture is paid, including charges of the trustees.

        In addition, first mortgage bonds will be considered paid and not to be outstanding for any purpose under the indenture when we have irrevocably deposited with the trustee,

  •
  sufficient cash or

  •
  an amount of direct obligations of, or obligations guaranteed by, the United States government or obligations which are collateralized by obligations of the United States government which, in the opinion of an independent accountant and the opinion of our officers, will provide sufficient funds, together with any deposited cash to pay when due the principal of, and premium, if any, and interest to the maturity date or redemption date of such first mortgage bonds, provided that in the case of redemption, proper notice shall have been given or appropriate arrangements have been made with the corporate trustee for the giving of notice.

Indenture, Section 106 and Twenty-seventh Supplemental Indenture, Section 10

        Miscellaneous.    The indenture provides that the corporate trustee, upon request of the holders of a majority in interest of the outstanding first mortgage bonds, if properly indemnified to its satisfaction, must take action to enforce the lien of the indenture. Indenture, Section 92; Sixth Supplemental, Article XXIII

        We covenant in the indenture to deliver a certificate to the trustee annually, within 90 days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture. Twenty-sixth Supplemental, Section 8; Thirty-third Supplemental, Section 8

        Concerning the Corporate Trustee.    We and our affiliates may conduct banking transactions with the corporate trustee in the normal course of business.

DESCRIPTION OF DEBT SECURITIES

        We will issue the debt securities offered in this prospectus under our Debt Securities Indenture, dated as of August 1, 2001. Deutsche Bank Trust Company Americas is the trustee under the indenture. We may amend and supplement this indenture and will supplement it by one or more supplemental indentures relating to these debt securities.

        This section briefly summarizes the material provisions of the debt securities indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete. The indenture is on file with the Securities and Exchange Commission, and we incorporate it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definition of some terms used in this summary. In the summary below, we include references to section numbers of the indenture so that you can easily locate these provisions.

        The debt securities that we may issue under this indenture will be unsecured. The indenture does not limit the amount of debt securities that we may issue; it does not restrict the amount or type of other debt that we may issue or contain any other provisions that would afford holders of the debt securities protection in the event of a highly leveraged transaction. We may use other indentures or documentation containing provisions different from those included in the indenture under which we are offering these debt securities in connection with future issues of debt securities. We may also offer our first mortgage bonds, which are secured indebtedness and which are described above under the caption "Description of the First Mortgage Bonds." As of December 31, 2004, there were $834.8 million in aggregate principal amount of our first mortgage bonds outstanding.

        The debt securities that we are offering in this prospectus will rank equal in right of payment to our other unsecured indebtedness that is outstanding now or that we may issue in the future, except for any indebtedness that, by its terms, is subordinate to these debt securities.

        We will issue debt securities in series. Each series of debt securities may have different terms and, in some cases, debt securities of the same series may have different terms. The prospectus supplement relating to a particular series of debt securities will contain the following information about those debt securities:

  •
  the title of the series

  •
  any limit on the aggregate principal amount of the series

  •
  the date or dates on which we will issue the debt securities of that series and on which we will pay the principal amount and any premium

  •
  the rate or rates at which the debt securities of that series will bear interest, or how we will determine the rate or rates

  •
  the date or dates from which interest will accrue

  •
  the dates on which we will pay interest on the debt securities of that series and the regular record dates for the interest payment dates

  •
  the place or places where we will pay the principal of, premium, if any, and interest, if different from those we describe in this prospectus

  •
  any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder

  •
  the denominations in which we will issue the debt securities of that series, if other than denominations of $1,000 and any integral multiple of $1,000

  •
  the provisions for the satisfaction and discharge of the indenture if different from those we describe in this prospectus and

  •
  any other terms of the debt securities of the series.

        Form and Exchange.    Unless we state otherwise in the prospectus supplement:

  •
  we will issue the debt securities in fully registered form without coupons

  •
  a holder of debt securities may exchange debt securities, without charge, for an equal aggregate principal amount of debt securities of the same series, having the same issue date and with identical terms and provisions and

  •
  a holder of debt securities may transfer debt securities, without charge, other than applicable stamp taxes or other governmental charges.

Indenture, Sections 3.1, 3.2 and 3.6

        Unless we state otherwise in the prospectus supplement, the transfer of debt securities may be registered and exchanged at the corporate trust office of the trustee, in New York, New York, as security registrar. We may change the place for registration of transfer and exchange. We may designate one or more additional places for registration and exchange, all at our discretion.

        We are not required to execute or to provide for the registration of transfer or exchange of any debt security

  •
  during a period of 15 days prior to giving any notice of redemption with respect to that debt security or

  •
  that has been selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Indenture, Sections 3.6 and 4.2

        We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the debt securities. If we issue global notes representing any debt securities, then a depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests.

        We will describe any additional requirements as to the form and method of exchange of debt securities in the prospectus supplement. Indenture, Section 3.1

        Payment of Interest.    Unless we state otherwise in the prospectus supplement, we will pay interest on each debt security to the person in whose name the debt security is registered as of the close of business on the regular record date for that interest payment date. If we have defaulted in the payment of interest on any debt security, we may pay the defaulted interest to the holder of the debt security as of the close of business on a special record date that is not less than 10 days prior to the date we propose to pay the defaulted interest. Notice of the special record date will be given by mail at least 15 days before the special record date. We may also pay defaulted interest in any other lawful manner permitted by requirements of any securities exchange on which the debt security may be listed, if the trustee deems that manner of payment practicable. Indenture, Section 3.8

        Unless we state otherwise in the prospectus supplement, we will pay the principal of and premium, if any, and interest at maturity at the corporate trust office of the trustee, in New York, New York, as our paying agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. Indenture, Section 4.2

        Redemption.    We will describe any terms for the optional or mandatory redemption of a particular series of debt securities in the prospectus supplement. Unless we state in the prospectus supplement that the debt securities of that series are redeemable at the option of a holder, debt securities will be redeemable only at our option. In order to exercise our right to redeem any debt security, we must give the holder notice by mail at least 30 days prior to the date fixed for redemption. If we want to redeem fewer than all the debt securities of a series, the trustee will choose the particular debt securities to be redeemed by a method of random selection, substantially pro rata, that the trustee believes is fair and appropriate and which complies with the requirements of the principal national securities exchange, if any, on which the debt securities of that series are listed. If the debt securities to be redeemed have different terms and different maturities, we may select the particular debt securities to be redeemed.

        Unless we state otherwise in the prospectus supplement, if we are redeeming the debt securities at our option, the redemption will be conditional upon the paying agent or agents receiving from us, on or prior to the date fixed for redemption, enough money to redeem all of the debt securities called for redemption, including accrued interest, if any. If sufficient money has not been received, the notice will not be effective and we will not be required to redeem the debt securities. Indenture, Section 14.2

        Consolidation, Merger or Sale.    The indenture provides that we will not consolidate with, merge with or into any other person, whether or not we are the survivor, or sell, assign, transfer or lease all or substantially all of our properties and assets as an entirety or substantially as an entirety to any person or group of affiliated persons, in one transaction or a series of related transactions, unless:

  •
  the successor person, if we are not the survivor, is a person organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes in writing all of our obligations under the outstanding debt securities and the indenture

  •
  immediately before and after giving effect to the transaction or series of transactions, no event of default, and no default, shall have occurred and be continuing and

  •
  we deliver to the trustee an officer's certificate and an opinion of counsel stating that the transaction and the supplemental indenture comply with the indenture.

Indenture, Article Eleven

        Events of Default.    The following are events of default with respect to any series of debt securities:

  •
  failure to pay the principal of, or premium, if any, on, any debt security of that series when due and payable at maturity, and upon redemption, but excluding any failure by us to deposit money in connection with any redemption that is at our option, and the time for payment has not been extended or deferred

  •
  failure to pay interest on any debt security of that series when due and our failure continues for 30 days, and the time for payment has not been extended or deferred

  •
  failure to make a sinking fund payment when due with respect to debt securities of that series

  •
  failure to observe or perform any other covenant, warranty or agreement contained in the debt securities of that series or in the indenture, other than a covenant, agreement or warranty included in the indenture that is specifically dealt with in another event of default, and our failure continues for 60 days after the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have given us written notice

  •
  a court enters a decree or order for relief that remains unstayed and in effect for 60 consecutive days in respect of us in an involuntary case under any applicable bankruptcy, insolvency or similar law

  •
  appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for us or for any substantial part of our property or

  •
  ordering the winding up or liquidation of our affairs

  •
  we commence a voluntary case under any applicable bankruptcy, insolvency or similar law

  •
  we consent to the entry of an order for relief in an involuntary case under any applicable bankruptcy, insolvency or similar law

  •
  we consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for us or for any substantial part of our property

  •
  we make any general assignment for the benefit of creditors and

  •
  any other event of default with respect to debt securities of that series specified in the applicable prospectus supplement.

Indenture, Section 6.1

        An event of default with respect to the debt securities of any series does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. Unless we cure the default, the trustee is required to give notice of any default known to it within 90 days after the default has occurred; the term "default" includes any event which after notice or passage of time or both would be an event of default. Except in the case of a default in payment, the trustee is protected in withholding notice if and so long as the board of directors, the executive committee or directors or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the holders. Indenture, Section 6.11

        If an event of default with respect to debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the trustee if given by the holders, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debt securities of that series to be due and payable immediately. The holders of a majority of the principal amount of the outstanding debt securities of that series, upon the conditions provided in the indenture, may rescind an acceleration and its consequences with respect to that series.

        If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. Indenture, Section 6.1

        The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, subject to the right of the trustee to decline to follow instructions that would be unlawful, expose the trustee to personal liability or be unduly prejudicial to the interests of holders who do not join in the direction. Indenture, Section 6.9.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. Indenture, Section 7.2

        The indenture provides that we must periodically file statements with the trustee regarding compliance by us with all conditions and covenants contained in the indenture. Indenture, Section 4.6

        Modification of Indenture.    We may modify the indenture, without notice to or the consent of any holders of debt securities, with respect to certain matters, including:

  •
  to add one or more covenants or other provisions for the benefit of holders of debt securities of one or more series or to surrender any of our rights or powers and

  •
  to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture.

Indenture, Section 10.1

        In addition, we may modify certain of our rights and obligations and the rights of holders of the debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities affected by the modification. Indenture, Section 10.2

        No amendment or modification may, without the consent of each holder of any outstanding debt security affected:

  •
  change the stated maturity of any debt security

  •
  reduce the principal amount of, or the rate of interest on, or the amount of any premium on, or extend the time for payment or change the method of calculating interest on, any debt security, or extend the time for payment of those amounts or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity

  •
  impair the right to institute suit for the enforcement of any payment with respect to any debt security

  •
  reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, or to waive compliance with certain provisions of the indenture or defaults or events of default and their consequences or

  •
  subordinate any debt securities to any other of our indebtedness.

Indenture, Section 10.2

        Waiver.    The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to that series, except payment and bankruptcy defaults. Indenture, Section 6.10

        Defeasance.    Unless we state otherwise in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that we shall be discharged from our obligations under the indenture with respect to any series of debt securities at any time prior to the maturity date or redemption of that series when we meet certain requirements specified in the indenture, including

  •
  when we have irrevocably deposited with the trustee, in trust,

  •
  sufficient funds to pay the principal of and premium, if any, and interest to the maturity date or redemption on, the debt securities of that series or

  •
  an amount of direct obligations of, or obligations guaranteed by, the United States government as will be sufficient to pay when due the principal of and premium, if any, and interest to the maturity date or redemption on, the debt securities of that series and

  •
  when we have paid all other sums payable with respect to the debt securities of that series.

        Upon the discharge of the indenture with respect to a particular series, the holders of debt securities of that series shall no longer be entitled to the benefits of the indenture, except for purposes of registration of transfer, exchange and replacement of lost, stolen or mutilated debt securities. Indenture, Sections 12.1 and 12.3

        Concerning the Trustee.    We and our affiliates may conduct banking transactions with the trustee in the normal course of business.

USE OF PROCEEDS

        Unless we state otherwise in the prospectus supplement, we will add the net proceeds from the sale of the securities to our general funds. We may use our general funds for any of the following purposes:

  •
  to acquire property

  •
  to construct additional electric facilities

  •
  to improve or maintain our service

  •
  to redeem or purchase outstanding first mortgage bonds and debt securities and

  •
  to repay short-term borrowings.

If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters or dealers

  •
  through agents or

  •
  directly to a limited number of purchasers or to a single purchaser.

        Through Underwriters or Dealers.    If we use underwriters in the sale, the underwriters will buy the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters may sell the securities directly or through underwriting syndicates that managing underwriters represent. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them.

        If we use a dealer in the sale, we will sell those securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    We may from time to time designate one or more agents to sell the securities. Unless we state otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

        Directly.    We may sell the securities directly to one or more purchasers. In this case, there will be no underwriters or agents.

General Information.

        The prospectus supplement will state:

  •
  the names of any underwriters, dealers or agents

  •
  the terms of the securities offered

  •
  the purchase price of the securities and the proceeds we will receive from the sale

  •
  any initial public offering price

  •
  any underwriting discounts and other items constituting underwriters' compensation and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        We may authorize agents, underwriters or dealers to solicit offers from certain institutions. We may sell the securities to these institutions for delayed delivery at a specified date in the future. At that time, they will pay the public offering price on the terms we describe in the prospectus supplement.

        We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public from the Securities and Exchange Commission's website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room in Washington, D.C. located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus does not contain all information in, or exhibits to, the registration statement. You may inspect the registration statement and exhibits without charge at the Securities and Exchange Commission's office, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies upon payment of a duplicating fee.

        Information about us is also available at our website at http://www.idahopower.com. However, the information on our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the Securities and Exchange Commission (SEC file number 1-3198):

  •
  Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 4, 2004.

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, filed on May 6, 2004, August 5, 2004 and November 4, 2004, respectively.

  •
  Current Reports on Form 8-K filed on March 22, 2004, March 25, 2004, April 1, 2004, April 13, 2004, May 19, 2004, May 26, 2004, May 27, 2004, June 9, 2004, June 16, 2004, June 23, 2004, July 14, 2004, July 16, 2004, July 30, 2004, August 12, 2004, August 18, 2004, September 3, 2004, September 30, 2004, November 30, 2004, December 6, 2004, January 4, 2005, January 14, 2005 and January 26, 2005.

  •
  All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before we terminate the offering.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of any of these documents at no cost, by written or oral request to us at the following address:

Shareowner Services
Idaho Power Company
1221 W. Idaho Street
Boise, ID 83702
Telephone (208) 388-2200

LEGAL OPINIONS

        Thomas R. Saldin, our Senior Vice President, General Counsel and Secretary, and LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, a limited liability partnership including professional corporations, will pass upon the legality of the securities and other legal matters for us. Sullivan & Cromwell LLP, New York, New York, will pass upon the legality of the securities and other legal matters for any underwriter, dealer or agent. LeBoeuf, Lamb,

Greene & MacRae, L.L.P. and Sullivan & Cromwell LLP may, for matters governed by the laws of Idaho, rely upon the opinion of Mr. Saldin.

EXPERTS

        The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report expresses an unqualified opinion and includes an explanatory paragraph referring to the accounting and presentation of asset retirement obligations, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended March 31, 2004 and 2003, June 30, 2004 and 2003 and September 30, 2004 and 2003 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

        Thomas R. Saldin, our Senior Vice President, General Counsel and Secretary, has reviewed the statements under "Description of the First Mortgage Bonds" relating to the lien of the indenture and the statements as to matters of law and legal conclusions in the documents incorporated by reference. We make these statements in reliance upon his opinion and authority as an expert.

$200,000,000

IDAHO POWER COMPANY

First Mortgage Bonds
Secured Medium-Term Notes, Series F

PROSPECTUS SUPPLEMENT
May 9, 2005

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PROSPECTUS SUPPLEMENT
TABLE OF CONTENTS
DESCRIPTION OF THE NOTES
SUPPLEMENTAL PLAN OF DISTRIBUTION
PROSPECTUS
ABOUT IDAHO POWER COMPANY
RATIOS OF EARNINGS TO FIXED CHARGES
FORWARD-LOOKING INFORMATION
DESCRIPTION OF THE FIRST MORTGAGE BONDS
DESCRIPTION OF DEBT SECURITIES
USE OF PROCEEDS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
LEGAL OPINIONS
EXPERTS